UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2023

Decibel Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40030	46-4198709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Boylston Street, Suite 500 Boston, Massachusetts		02215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 370-8701

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	DBTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Decibel Therapeutics, Inc. (the “Company”) is aware of media reports indicating the closure of Silicon Valley Bank (“SVB”) and the appointment of the Federal Deposit Insurance Corporation as receiver. The Company announced that, as of March 10, 2023, the Company had three cash deposit accounts at SVB, each with a balance less than or equal to $250,000. The Company also announced that, as of March 10, 2023, it had approximately $4.0 million in a money market account at a separate independent financial institution for which SVB acts solely as custodian. The Company’s other cash resources are held in custody accounts at a separate independent financial institution. The Company plans to continue to monitor the situation with SVB.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECIBEL THERAPEUTICS, INC.

Date: March 10, 2023	By:	/s/ Laurence Reid
Name: Laurence Reid, Ph.D.
Title: President and Chief Executive Officer